Exhibit 99.2
CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	December 31, 2009	March 31, 2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$18,153,762	$5,018,813
Restricted cash	1,640,333	989,475
Accounts receivable, net of $nil allowance	8,246,985	15,054,940
Notes receivable, net of $nil allowance	5,519,312	-
Deferred costs of revenue	1,282,365	15,063,883
Inventories	66,626	72,199
Prepaid expenses and other current assets	12,077,151	21,973,197
Pledged trading securities	8,820	29,380

Total current assets	46,995,354	58,201,887

Other Assets
Property and equipment, net	133,129	145,733
Intangible assets, net	5,343,136	5,774,660

Total assets	$52,471,619	$64,122,280

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$11,922	$-
Deferred revenue	2,609,356	18,938,681
Other payables and accrued expenses	3,135,160	1,275,711
Provision for income tax	59,832	59,869
Payable for intangible	5,975,220	5,968,490
Due to shareholders	8,392,314	26,242,336

Total current liabilities	20,183,804	52,485,087

Total liabilities	20,183,804	52,485,087

Commitments and Contingencies (Note 17)

Shareholders’ Equity
Common stock, $1 par value, 50,000 shares authorized, issued and outstanding	50,000	50,000
Additional paid-in capital	9,329,878	-
Statutory reserves	1,138,733	1,138,733
Retained earnings	21,696,085	10,392,768
Accumulated other comprehensive income	73,119	55,692

Total shareholders’ equity	32,287,815	11,637,193

Total liabilities and shareholders’ equity	$52,471,619	$64,122,280

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)

NET REVENUE	$45,604,199	$8,221,549
Cost of revenue	(31,986,380)	(5,868,198)

Gross profit	13,617,819	2,353,351

Operating expenses:
Selling	(816,281)	(865,090)
General and administrative	(863,061)	(752,782)
Research and development	(40,432)	(31,223)

Total operating expenses	(1,719,774)	(1,649,095)

Income from operations	11,898,045	704,256

Other income (expenses), net
Interest income	48,121	31,278
Interest and bank charges	(402,674)	(236,051)
Exchange gains (losses), net	(479,188)	317,851
Value added tax refund	220,758	-
Other	19,072	(18,162)
	(593,911)	94,916

Income before income tax	11,304,134	799,172

Income tax expense	(817)	(3,985)

NET INCOME	11,303,317	795,187

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	17,427	(14,942)

COMPREHENSIVE INCOME	$11,320,744	$780,245

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,303,317	$795,187
Adjustments for:
Depreciation of property and equipment	25,824	15,073
Amortization of intangible assets	451,943	-
Impairment of inventories	-	-
(Gain) loss on short-term investments	(18,957)	125,630
Decrease (increase) in assets:
Accounts receivable	6,809,098	(259,349)
Notes receivables	(5,519,312)	-
Inventories	5,573	(342,844)
Deferred costs, prepaid expenses and other current assets	7,564,317	(24,061,184)
Increase (decrease) in liabilities:
Accounts payable	11,922	2,412,183
Deferred revenue and accruals	(12,792,683)	17,273,982

Net cash provided by (used in) operating activities	7,841,042	(4,041,322)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of short-term investments	39,509	154,329
(Increase) decrease in restricted cash	(651,443)	1,958,347
Purchase of property and equipment	(13,285)	(167,470)
Purchase of intangible assets	(14,055)	-
Repayment from other entities	14,425,407	4,127,837

Net cash provided by investing activities	13,786,133	6,073,043

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to shareholders	(8,519,255)	(5,354,544)

Net cash used in financing activities	(8,519,255)	(5,354,544)

Effect of foreign currency translation on cash	27,029	(19,103)

Net increase (decrease) in cash and cash equivalents	13,134,949	(3,341,926)

Cash and cash equivalents, beginning of period	5,018,813	6,550,092

CASH AND CASH EQUIVALENTS, end of period	$18,153,762	$3,208,166

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interests	$402,674	$236,051
Cash paid for income tax	$220,301	$646

NONCASH INVESTING AND FINANCING TRANSACTIONS
Shareholders’ forgiveness of debt contributed as capital	$9,329,878	$-
Payable for intangibles (see Note 10)	-	5,941,459

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLAR)

						Accumulated
			Additional			other
	Ordinary Shares		paid-in	Statutory	Retained	comprehensive
	Number	Amount	capital	reserves	earnings	income	Total

Balance, March 31, 2009	50,000	$50,000	$-	$1,138,733	$10,392,768	$55,692	$11,637,193

Net income	-	-	-	-	11,303,317	-	11,303,317
Foreign currency translation adjustment	-	-	-	-	-	17,427	17,427
Comprehensive income							11,320,744

Shareholder forgiveness of debt contributed as capital	-	-	9,329,878	-	-	-	9,329,878

Balance, December 31, 2009	50,000	$50,000	$9,329,878	$1,138,733	$21,696,085	$73,119	$32,287,815

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008.

NOTE 1	DESCRIPTION OF BUSINESS AND ORGANIZATION

Nature of operations

China Liandi Clean Technology Engineering Limited (formerly known as Lian Di Petrochemical Technology Limited) (“China Liandi”) is a holding company and, through its subsidiaries, primarily engages in distributing of clean technology for refineries (unheading units for the delayed coking process), distributing of a wide range of petroleum and petrochemical valves and equipments, providing systems integration, developing and marketing optimization software for the polymerization process and providing related technical and engineering services to large domestic Chinese petroleum and petrochemical companies and other energy companies.  China Liandi together with its subsidiaries are collectively referred to as the “Company”

Corporate organization

China Liandi was incorporated with limited liability on July 28, 2004 in the British Virgin Islands under the International Business Companies Act, with a registered and paid up capital of $50,000.

China Liandi changed its name from State Expert Limited to Lian Di Petrochemical Technology Limited on February 21, 2009, and further to China Liandi Clean Technology Engineering Limited on January 7, 2010.

Details of China Liandi’s subsidiaries as of March 31, 2009 and December 31, 2009 are as follows:

Subsidiaries’ names	Place and date of incorporation	Percentage of ownership by the Company	Principal activities

Hua Shen Trading (International) Limited (“Hua Shen”)	Hong Kong January 20, 1999	100%	Delivering of industrial valves and other equipment with the related integration and technical services
Petrochemical Engineering Limited (“Petro HK”)	Hong Kong September 13, 2007	100%	Delivering of industrial valves and other equipment with the related integration and technical services, and investment holding
Bright Flow Control Ltd. (“Bright Flow”)	Hong Kong December 17, 2007	100%	Delivering of industrial valves and other equipment with the related integration and technical services
Beijing Jianxin Petrochemical Engineering Ltd. (“Beijing Jianxin”)	People’s Republic of China (“PRC”) May 6, 2008	100% (through Petro HK)
Delivering of industrial valves and other equipment with the related integration and technical services, developing and marketing optimization software for polymerization processes, and provision of delayed coking solutions for petrochemical, petroleum and other energy companies

NOTE 1	DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Corporate organization (continued)
In July 2004, China Liandi was founded and owned as to 60% by Mr. Jianzhong Zuo (“Mr. Zuo”) and 40% by another third-party minority shareholder. On October 2, 2007, Mr. Zuo acquired from that minority shareholder the remaining 40% interest in China Liandi, and hence became the sole shareholder of China Liandi.  On March 6, 2008, SJ Asia Pacific Limited (a company incorporated in the British Virgin Island and wholly owned by SJI Inc., which was incorporated in Japan and whose shares are listed on Jasdaq Securities Exchange, Inc. in Japan) acquired 51% interest in China Liandi from Mr. Zuo.  As a result, China Liandi is currently owned as to 51% by SJ Asia Pacific Limited and 49% by Mr. Zuo. Mr. Zuo is also the Chief Executive Officer and Chairman of the Company.

Hua Shen was founded by Mr. Zuo in 1999.  On January 8, 2008, China Liandi acquired 100% ownership interest in Hua Shen from Mr. Zuo. As Hua Shen and China Liandi had been under common control, the acquisition of Hua Shen by China Liandi has been accounted for using the “as if” pooling method of accounting.

In 2007, China Liandi established Petro HK and Bright Flow, as wholly-owned subsidiaries, in Hong Kong. In 2008, Petro HK established Beijing Jianxi, as a wholly-owned subsidiary, in the PRC.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

The interim condensed consolidated financial statements for the nine-month periods ended December 31, 2009 and 2008 are unaudited.  In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included.  The results reported in the consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.  These interim condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the years ended March 31, 2009 and 2008, and accompanying footnotes.

Use of estimates
The preparation of the these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Restricted cash is excluded from cash and cash equivalents.

Accounts receivable
Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company sets aside an allowance for doubtful accounts to account for any estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories
Inventories are stated at the lower of cost, determined on a specific identification basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and equipment
Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
Leasehold improvements	5 years
Office equipment	5 years

The carrying value of property and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the property and equipment is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible assets
Purchased software and copyrights are initially recorded at costs and amortized on a straight-line basis over the shorter of the contractual terms or estimated useful economic life of 2 to 10 years.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets
The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.

Revenue recognition
Revenue is recognized when the following four criteria are met as prescribed by U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectibility is reasonably assured.

Multiple-deliverable arrangements
The Company derives revenue from fixed-price sale contracts with customers that may provide for the Company to deliver equipment with varied performance specifications specific to each customer and provide the technical services for installation, integration, testing etc. of the equipment. The contract price is inclusive of the technical services. These sale contracts include multiple deliverables. Because it is considered installation and integration are essential to the functionality of the equipment and due to the lack of objective and reliable evidence of fair value for each deliverable included in the arrangement, a combined unit of accounting is used pursuant to ASC Topic 605, Revenue Recognition (formerly EITF 00-21, Revenue Arrangements with Multiple Elements). In addition, the arrangement generally includes customer acceptance criteria that cannot be tested before installation and integration at the customer’s site, revenue recognition is deferred until customer acceptance, indicated by an acceptance certificate signed off by customer.

The Company may also provide its customers with a warranty for, in general, one year following the customer's acceptance of the installed equipment. Some contracts require that 5% to 15% of the contract price be held as retainage for quality warranty and only due for payment by the customer upon expiry of the warranty period. For those contracts with retainage clauses, the Company defers the recognition of the amounts retained as revenue until expiry of the warranty period when collectibility can reasonably be assured. The Company has not provided for warranty costs for those contracts without retainage clauses, as the relevant estimated costs were insignificant based on historical experience.

Product only
Revenue derived from sale contracts that provide for delivery of products only is recognized when the titles to the products pass to customers.

Software sale
The Company recognizes revenue from the delivering of data processing platform software when the software is delivered to and accepted by the customer, pursuant to ASC Topic 985, Software (formerly Statement of Position, or SOP 97-2, Software Revenue Recognition, as amended) and in accordance with SAB 104. Cost of software revenue include amortization of software copyright.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (Continued)
Service
The Company recognizes revenue from provision of services when the service has been performed, in accordance with SAB 104.

The Company is subject to business tax at 5% and value added tax at 17% on the revenues earned for services provided and products sold in the PRC, respectively. The Company presents its revenue net of business tax and related surcharges and value added tax, as well as discounts and returns. There were no product returns for the nine-month periods ended December 31, 2009 and 2008.

Deferred revenue and costs
Deferred revenue represents payments received from customers on equipment delivery and installation contracts prior to customer acceptance.  As revenues are deferred, the related costs of equipment paid to suppliers are also deferred. The deferred revenue and costs are recognized in the consolidated statements of income in the period in which the criteria for revenue recognition are satisfied as discussed above.

Research and development expenses
Research and development costs are charged to expense when incurred.

Advertising and promotion costs
Advertising and promotion costs are charged to expense when incurred.  During the nine-month periods ended December 31, 2009 and 2008, advertising and promotion costs were insignificant.

Shipping and handling cost
Shipping and handling costs were $279,471 and $198,256 for the nine-month periods ended December 31, 2009 and 2008, respectively.

Income taxes
The Company accounts for income taxes in accordance with FASB ASC Topic 740.  ASC Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

In July 2006, the FASB issued ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An interpretation of FASB Statement No. 109) which became effective for fiscal years beginning after December 15, 2006. The interpretation prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company’s adoption of ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 did not result in any adjustments to the opening balance of the Company’s retained earnings as of April 1, 2007.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive income
FASB ASC Topic 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from foreign currency translation adjustments.

Foreign currency
The Company uses the United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. Assets and liabilities of the subsidiaries are translated from RMB or HK$ into U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of income and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	December 31, 2009	December 31, 2008	March 31, 2009
Balance sheet items, except for equity accounts	US$1=RMB6.8282 US$1=HK$7.7551	US$1=RMB6.8183 US$1=HK$7.7787	US$1=RMB6.8359 US$1=HK$7.7502
Items in statements of income and cash flows	US$1=RMB6.8296 US$1= HK$7.7512	US$1=RMB6.8765 US$1=HK$7.7841

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

Whilst RMB is not a freely convertible currency, its value against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting. The exchange rates used to translate amounts in RMB into U.S. Dollars are based on the rates quoted by the People’s Bank of China.

Commitments and contingencies
The Company follows ASC Subtopic 450-20, Loss Contingencies in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value
ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash and cash equivalents, trade and other receivables and payables, and short-term debts approximate fair values due to their short maturities.

Assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	As of December 31, 2009 (Unaudited)
	Fair value measurement using inputs			Carrying
Financial instruments	Level 1	Level 2	Level 3	amount

Short-term investment:
Marketable equity securities	$8,820	$-	$-	$8,820
Total	$8,820	$-	$-	$8,820

	As of March 31, 2009
	Fair value measurement using inputs			Carrying
Financial instruments	Level 1	Level 2	Level 3	amount

Short-term investment:
Marketable equity securities	$29,380	$-	$-	$29,380
Total	$29,380	$-	$-	$29,380

There was no asset or liability measured at fair value on a non-recurring basis as of December 31, 2009 and March 31, 2009.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements
In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC is effective for interim and annual periods ending after September 15, 2009. Adoption of the ASC did not have a material impact on the Company’s Consolidated Financial Statements, but references in the Company’s Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective April 1, 2009, the first day of fiscal 2010, the Company adopted FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, Determination of the Useful Life of Intangible Assets), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company will apply ASC 350-30 and ASC 275-10-50 prospectively to intangible assets acquired subsequent to the adoption date.  The adoption of these revised provisions had no impact on the Company’s Consolidated Financial Statements.

Effective April 1, 2009, the first day of fiscal 2010, the Company adopted FASB ASC 815-10-65 (formerly SFAS 161, Disclosures about Derivative Instruments and Hedging Activities), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

Upon initial adoption of SFAS 157 on April 1, 2008, the Company adopted FASB ASC 820-10 (formerly FSP FAS 157-2, Effective Date of FASB Statement 157), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other non-amortizable intangibles. Effective April 1, 2009, the Company adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective April 1, 2009, the Company adopted FASB ASC 810-10-65 (formerly SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), which amends previously issued guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the non-controlling interest be clearly identified and presented on the face of the consolidated income statement.  The adoption of the provisions in this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)
Effective April 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective April 1, 2009, the Company adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FSP FAS 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)
Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, Subsequent Events), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s Consolidated Financial Statements.

In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. The Company has adopted these disclosure requirements in the quarter ended December 31, 2009. The adoption of these disclosure requirements did not have any material effect on the Company’s Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements).  The Company has adopted Update 2009-05 in the quarter ended December 31, 2009. The adoption of this Update did not have any material effect on the Company’s Consolidated Financial Statements.

New accounting pronouncement to be adopted
In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (codified by ASU No. 2009-16 issued in December 2009). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), Consolidation of Variable Interest Entities. The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal ending March 31, 2011). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal ending March 31, 2011). Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (Continued)
In October 2009, the FASB concurrently issued the following ASC Updates (ASU):

•           ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1).  ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction.  This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

•           ASU No. 2009-14—Software (ASC Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). ASU No. 2009-14 removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

ASU No. 2009-13 and ASU No. 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method. The Company expects to apply these ASU Updates on a prospective basis for revenue arrangements entered into or materially modified beginning April 1, 2011.  The Company is currently evaluating the potential impact these ASC Updates may have on its financial position and results of operations.

In October 2009, the FASB also issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASC Updates:

•           ASU No. 2010-01—Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This Update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

•           ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of petroleum and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (continued)

•           ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation” issued on June 18, 2009. In EITF Topic No. D-110, SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds.

•           ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This Update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above Updates issued in January 2010 will not have any significant impact on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s Consolidated Financial Statements upon adoption.

NOTE 3	RESTRICTED CASH

Restricted cash represents the Company’s bank deposits held as collaterals for the Company’s credit facilities as discussed in Note 12.

NOTE 4	ACCOUNTS RECEIVABLE, NET

	December 31, 2009	March 31, 2009
	(Unaudited)

Accounts receivable	$8,246,985	$15,054,940
Less: Allowance for doubtful debts	-	-

	$8,246,985	$15,054,940

Based on the Company’s assessment of collectibility, there has been no allowance for doubtful accounts recognized during the nine-month periods ended December 31, 2009 and 2008.

NOTE 5	NOTES RECEIVABLE

Notes receivable as of December 31, 2009 consist of bank acceptance notes from customers for settlement of the Company’s sales. These notes mature in periods ranging from 3 to 6 months and do not bear any interests. As these notes receivable are guaranteed by banks, the Company believes they are fully collectible and has not recognized any allowance for doubtful accounts thereon.

NOTE 6	INVENTORIES

	December 31, 2009	March 31, 2009
	(Unaudited)

Finished goods, consisting of parts	$97,624	$103,197
Less: Allowance for stock obsolescence	(30,998)	(30,998)

	$66,626	$72,199

NOTE 7	PREPAID EXPENSES AND OTHER CURRENT ASSETS

	December 31, 2009	March 31, 2009
	(Unaudited)

Prepaid operating expenses	$43,935	$1,534
Tender deposits	268,893	150,509
Rental deposits	66,747	66,684
Prepayment to suppliers	11,214,905	6,488,056
Advances to staff for normal business purposes	195,871	105,632
Income tax refundable	222,189	-
Other receivables from unrelated entities, net of $nil allowance	64,611	15,160,782

Total	$12,077,151	$21,973,197

NOTE 8	PLEDGED TRADING SECURITIES

	December 31, 2009	March 31, 2009
	(Unaudited)

Marketable equity securities	$8,820	$29,380

	$8,820	$29,380

As of December 31, 2009 and March 31, 2009, all of the Company’s trading securities were pledged as collaterals for the Company’s banking facilities (see Note 12). The marketable equity securities are reported at fair value based on quoted market prices in active (Level 1 inputs) markets, with gains or losses resulting from changes in fair value recognized currently in earnings.

NOTE 9	PROPERTY AND EQUIPMENT

	December 31, 2009	March 31, 2009
	(Unaudited)

Office equipment	$54,397	$49,909
Leasehold improvements	128,100	119,383

Total cost	182,497	169,292
Less: Accumulated depreciation	(49,368)	(23,559)

Net	$133,129	$145,733

Depreciation expenses in aggregate for the nine-month periods ended December 31, 2009 and 2008 were $25,824 and $15,073, respectively.

NOTE 10	INTANGIBLE ASSETS

	December 31, 2009	March 31, 2009
	(Unaudited)

Computer software	$19,918	$5,852
Software copyright	5,975,219	5,968,489
Less: Accumulated amortization	(652,001)	(199,681)

Net	$5,343,136	$5,774,660

In December 2008, the Company purchased a software copyright on data processing platform software for application in petrochemical productions for a cash consideration of RMB40,800,000 (or $5,941,459), which is due for payment by March 31, 2010. This software copyright has been registered with the National Copyright Administration of the People’s Republic of China in the name of Beijing Jianxin and is protected under the relevant copyright law of the PRC for 50 years from November 11, 2008, the date of first publication of the software. This software copyright is amortized over its estimated useful life of ten years using the straight-line method.

Amortization expenses for the nine-month periods ended December 31, 2009 and 2008 were $451,943 and $nil respectively.

NOTE 11	OTHER PAYABLES AND ACCRUED EXPENSES

	December 31, 2009	March 31, 2009
	(Unaudited)

Business tax and value added tax payable	$2,683,903	$1,173,497
Accrued operating expenses	144,407	47,938
Other payables	306,850	54,276

Total	$3,135,160	$1,275,711

NOTE 12	CREDIT FACILITIES

As of March 31, 2009, the Company had available banking facilities (“General Facilities”) which consisted of combined overdraft, guarantee line and import loan facilities up to an aggregate amount of HK$15,000,000 (equivalent to approximately $1,934,200), and facilities for negotiation of export documentary credit bills against letters of indemnity up to HK$1,500,000 (equivalent to approximately $193,400). Guarantee line represents performance or payment guarantees issued by the bank on behalf of the Company. On August 6, 2009, the combined overdraft, guarantee line and import loan facilities under the General Facilities were reduced to HK$10,000,000 (equivalent to approximately $1,289,500), which has remained available as of December 31, 2009. The General Facilities are subject to the bank’s review by July 15, 2010.

As of March 31, 2009, there were outstanding shipping guarantees of $443,701 and irrevocable letters of credit of $1,039,653, related to the Company’s imports, issued by the bank on behalf of the Company under the General Facilities. As of December 31, 2009, there were outstanding shipping guarantees of $360,647 and irrevocable letters of credit of $270,000, related to the Company’s imports, issued by the bank on behalf of the Company under the General Facilities. There was no other borrowing under the General Facilities as of March 31, 2009 and December 31, 2009.

Collaterals for the General Facilities include the Company’s bank deposits and marketable securities, an assignment over an insurance policy in the name of Mr. Jianzhong Zuo (CEO of the Company), an unlimited guarantee from Mr. Jianzhong Zuo, and a letter of undertaking from the Company to maintain the Company’s tangible net worth (i.e. paid-up capital plus retained earnings) at no less than HK$5,000,000 (equivalent to approximately $644,700).

On August 6, 2009, the Company obtained a banking facility for import facilities up to HK$6,000,000 (equivalent to approximately $773,700) under a Special Loan Guarantee Scheme sponsored and guaranteed by the Government of the Hong Kong Special Administrative Region (“Government Sponsored Facility”).  Collaterals for the Government Sponsored Facility include a guarantee for HK$6,000,000 from China Liandi. As of December 31, 2009, there was no borrowing under the Government Sponsored Facility.

NOTE 13	OTHER INCOME – VALUE ADDED TAX REFUND

Beijing Jianxi has been recognized by the PRC government as a software enterprise with its own software copyright. Under the PRC government’s preferential policies for software enterprises, Beijing Jianxi is entitled to a refund of 14% value added tax in respect of its sales of self-developed software products.  The Company recognizes the value added tax refund as revenue only when it has been received and there is no condition to the use of the fund received.

NOTE 14	INCOME TAXES

The entities within the Company file separate tax returns in the respective tax jurisdictions that they operate.

British Virgin Islands
China Liandi, being incorporated in the British Virgin Islands (“BVI”), is not subject to any income tax in the BVI.

Hong Kong
Under the Inland Revenue Ordinance of Hong Kong, only profits arising in or derived from Hong Kong are chargeable to Hong Kong profits tax, whereas the residence of a taxpayer is not relevant. Therefore, Hua Shen, Petro HK and Bright Flow are generally subject to Hong Kong income tax on its taxable income derived from the trade or businesses carried out by them in Hong Kong at 16.5% for the nine-month periods ended December 31, 2009 and 2008.

PRC
In March 2007, the PRC government enacted the PRC Enterprise Income Tax Law, or the New EIT Law, and promulgated related regulation, Implementing Regulations for the PRC Enterprise Income Tax Law. The law and regulation became effective from January 1, 2008. The PRC Enterprise Income Tax Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises registered in the PRC.

Beijing Jianxin being established in the PRC is generally subject to PRC enterprise income tax (“EIT”). Beijing Jianxin has been recognized by the relevant PRC tax authority as a software enterprise with its own software copyright and is entitled to tax preferential treatment – a tax holiday for two-year EIT exemption from its first profitable year and a 50% reduction on its EIT rate for the three ensuing years.

The Company’s income tax expense consisted of:

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)

Current – PRC income tax	$817	$3,985
Deferred	-	-

Total	$817	$3,985

NOTE 14	INCOME TAXES (CONTINUED)

A reconciliation of the provision for income taxes determined at the US statutory corporate income tax rate to the Company’s effective income tax rate is as follows:

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)

Pre-tax income	$11,304,134	$799,172
US federal rate	35%	35%
Income tax expense computed at U.S. federal rate	3,956,447	279,710
Reconciling items:
Rate differential for domestic earnings	(1,056,811)	(173,691)
Tax holiday of Beijing Jianxin	(2,882,246)	-
Non-deductible/taxable expenses (income)	29,055	(102,124)
Other	(45,628)	90

Effective tax expense	$817	$3,985

As of December 31, 2009 and March 31, 2009, the Company did not have any significant temporary differences and carryforwards that may result in deferred tax.

Uncertainties exist with respect to how the New EIT Law applies to the tax residency status of the Company's subsidiaries organized outside of the PRC. The New EIT Law includes a provision specifying that legal entities organized outside of the PRC will be considered residents for PRC income tax purposes if their place of effective management or control is within the PRC. The Implementation Rules to the New Law provide that non-resident legal entities will be considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. occurs within the PRC.  However, because the New EIT Law and Implementation Rules are new, no official guidance or application of this new “residency” classification has been available. Despite the uncertainties on the issue, the Company does not believe that its legal entities organized outside of the PRC should be treated as PRC residents for the New EIT Law's purposes. If one or more of the Company's legal entities organized outside of the China were characterized as China tax residents, the impact would adversely affect the Company's results of operation.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits, and has measured the unrecognized tax benefits associated with the tax positions. Based on the evaluation by the Company, it was concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements.

The Company classifies interest and/or penalties related to unrecognized tax benefits as a component of income tax provisions; however, as of December 31, 2009 and March 31, 2009, there was no interest and penalties related to uncertain tax positions, and the Company has no material unrecognized tax benefit which would materially affect the effective income tax rate in future periods.  The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefit within the next 12 months.

NOTE 14	INCOME TAXES (CONTINUED)

The new EIT law also imposes a withholding tax of 10% unless reduced by a tax treaty, for dividends distributed by a PRC-resident enterprise to its immediate holding company outside the PRC for earnings accumulated beginning on January 1, 2008 and undistributed earnings generated prior to January 1, 2008 are exempt from such withholding tax. The Company has not provided for withholding income taxes on accumulated earnings of Beijing Jianxi as of December 31, 2009 or March 31, 2009 since its earnings are intended to be reinvested indefinitely in the overseas jurisdictions. It is not practicable to estimate the amount of additional taxes that might be payable on such undistributed earnings.

According to the Hong Kong profits tax law, the statue of limitations is six years.  Accordingly, the income tax returns of the Company’s Hong Kong subsidiaries for the years ended March 31, 2004 through 2009 are open to examination by the Hong Kong tax authority.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational or other errors made by the taxpayer or the withholding agent.  The statute of limitations extends to five years under special circumstances. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Accordingly, the income tax returns of Beijing Jianxi for the years ended March 31, 2007 through 2009 are open to examination by the PRC state and local tax authorities.

NOTE 15	DUE TO SHAREHOLDERS

	December 31, 2009	March 31, 2009
	(Unaudited)

Due to Mr. Zuo (shareholder, CEO and chairman of the Company, see also Note 1)	$837,036	$4,581,934
Due to SJ Asia Pacific Limited (shareholder of the Company, see also Note 1)	7,555,278	21,660,402

Total	$8,392,314	$26,242,336

The amount due to Mr. Zuo is unsecured, interest free and payable on demand. The amount due to SJ Asia Pacific Limited is also unsecured and payable on demand, but bears interest at 3% to 5% per annum.

NOTE 16	CERTAIN RISKS AND CONCENTRATION

Credit risk and concentration of customers
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, trading securities, accounts receivable, and prepayments and other current assets. As of December 31, 2009 and March 31, 2009, substantially all of the Company’s cash and cash equivalents and trading securities were held by major financial institutions located in the PRC and Hong Kong, which management believes are of high credit quality.

The Company primarily derived its revenue from petroleum, petrochemical and energy companies operating in the PRC and had certain concentration of customers as follows:

•           As of December 31, 2009, four customers individually accounted for 32%, 17%, 13% and 12% of the accounts receivable of the Company, respectively.  As of March 31, 2009, four customers individually accounted for 39%, 37%, 11% and 10% of the accounts receivable of the Company, respectively.  Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s accounts receivable as of December 31, 2009 or March 31, 2009.

•           During the nine-month periods ended December 31, 2009, two customers individually accounted for 54%, and 17% of the Company’s net revenue, respectively.  During the nine-month periods ended December 31, 2008, four customers individually accounted for 29%, 19%,18% and 15% of the Company’s net revenue, respectively.  Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s net revenue for the nine-month periods ended December 31, 2009 or 2008.

Concentration of suppliers
The Company sourced industrial valves and other equipment from a few suppliers who individually accounted for more than 10% of the Company’s costs of revenue as follows:

•           During the nine-month periods ended December 31, 2009, one supplier accounted for 62% of the Company’s costs of revenue, respectively.  During the nine-month periods ended December 31, 2008, two suppliers individually accounted for 49% and 35% of the Company’s costs of revenue, respectively.

Risk arising from operations in foreign countries
The majority of the Company’s operations are conducted within the PRC. The Company’s operations in the PRC are subject to various political, economic, and other risks and uncertainties inherent in the PRC. Among other risks, the Company’s operations in the PRC are subject to the risks of restrictions on transfer of funds, export duties, quotas, and embargoes, domestic and international customs and tariffs, changing taxation policies, foreign exchange restrictions; and political conditions and governmental regulations.

NOTE 16	CERTAIN RISKS AND CONCENTRATION (CONTINUED)

Currency convertibility risk and restriction on dividends and net assets
The Company’s PRC subsidiary may only pay dividend out of its retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserves.

Part of the Company’s businesses is transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These exchange control measures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary (i.e. Beijing Jianxin) to transfer its net assets, which amounted to $25,182,106 (unaudited) and $12,735,897 as of December 31, 2009 and March 31, 2009, respectively, to the Company through loans, advances or cash dividends.

NOTE 17	COMMITMENTS AND CONTINGENCIES

Operating Leases Commitments
In the normal course of business, the Company entered into operating lease agreements for offices rental. The Company was obligated under operating leases requiring minimum rentals as of December 31, 2009 as follows:

(Unaudited)
Payable within:
- reminder of fiscal year ending March 31, 2010	$109,409
- fiscal year ending March 31, 2011	379,204
- fiscal year ending March 31, 2012	267,857
- fiscal year ending March 31, 2013	219,385
- fiscal year ending March 31, 2014	14,016
- thereafter	-

Total minimum lease payments	$989,871

During the nine-month periods ended December 31, 2009 and 2008, rental expenses under operating leases amounted to $231,166 and $136,716, respectively.

NOTE 18	SEGMENT DATA

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company operates and manages its business as a single segment that includes primarily the delivering of industrial valves and other equipment with related technical services, and selling of related data processing platform software for applications in petroleum and petrochemical productions.

The following tables set out the analysis of the Company’s net revenue:

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)
Product and services
Industrial valves and other equipment with related technical services	$39,149,946	$8,221,549
Data processing platform software for applications in petroleum and petrochemical productions	6,432,532	-
Technical consultancy services	21,721	-

Total	$45,604,199	$8,221,549

During the nine-month periods ended December 31, 2009 and 2008, the Company derived all of its revenue from delivering products and services to customers whose operations were located in China (including Hong Kong).

NOTE 19	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through March 3, 2010, which represents the date these financial statements were available to be issued.

Share Exchange
On February 26, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Remediation Services, Inc. (“Remediation”, a company incorporated in Nevada and whose shares are listed on the Over-The-Counter Bulletin Board) and shareholders of the Company and Remediation. Pursuant to the terms of the Exchange Agreement, the Company’s shareholders transferred to Remediation all of the Company’s shares in exchange for the issuance of 27,354,480 shares of Remediation’s common stock (“Common Stock”), par value $0.001 per share (such transaction, the “Share Exchange”).

Prior to the Share Exchange, Remediation had 5,906,950 shares of common stock issued and outstanding. Immediately prior to the Share Exchange, 4,690,000 shares of Remediation’s common stock then outstanding were cancelled and retired, so that immediately after the Share Exchange Remediation had 28,571,430 shares issued and outstanding. The Company also deposited $275,000 into an escrow account which amount was paid to an owner of the cancelled shares of Remediation, as a result of the Share Exchange having been consummated.

NOTE 19	SUBSEQUENT EVENTS (CONTINUED)

The Share Exchange resulted in a change-in-control of Remediation as the Company’s shareholders have acquired the majority ownership of the combined entity.

In accordance with the Accounting and Financial Reporting Interpretations and Guidance issued by the staff of the U.S. Securities and Exchange Commission (the “SEC”), the Share Exchange will be accounted for as a reverse acquisition whereby Remediation (the legal acquirer) is considered the accounting acquiree and the Company (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance those of the Company’s, with the assets and liabilities, and revenues and expenses, of Remediation being included effective from the date of consummation of the Share Exchange. Remediation will be deemed to be a continuation of the Company’s business. The outstanding stock of Remediation prior to the Share Exchange will be accounted for at their net book value with no goodwill being recognized.

Private Placement
Immediately after the Share Exchange, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the issuance and sale in a private placement of 787,342 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 7,086,078 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock, (b) 787,342 shares of Common Stock (the “Shares”), (c) three-year Series A Warrants to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $5.75 per share (the “Series B Warrant Shares”), for aggregate gross proceeds of approximately $27.56 million (the “Private Placement”).

In conjunction with the Private Placement, the Company also entered into the following agreements:

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a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Shares, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares, within 30 calendar days of the Closing Date, and to have the registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event of a full review of the registration statement by the SEC.

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a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which China LianDi Energy Resources Engineering Technology Ltd. (“LianDi Energy”), an affiliate of Mr. Zuo, CEO and Chairman of the Company, delivered into an escrow account 1,722,311 shares of Common Stock to be used as a share escrow for the achievement of a Fiscal Year 2011 net income performance threshold of $20.5 million.

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a lock-up agreement whereby LianDi Energy is prohibited from selling Remediation’s securities until six months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one  year thereafter, it will be permitted to sell up to 1/12 of its initial holdings every month.